vitaCare Prescription Services, Inc.
Financial Statements
As of and for the year ended December 31, 2021

Report of Independent Certified Public Accountants

Board of Directors and Stockholder

vitaCare Prescription Services, Inc.

Opinion

We have audited the financial statements of vitaCare Prescription Services, Inc. (a Florida corporation) (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses since inception and expects losses to continue into the foreseeable future. The Company also has negative working capital as of December 31, 2021 and has been funded since inception entirely by its sole stockholder. Management has stated that substantial doubt exists about the Company’s ability to continue as a going concern, management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for opinion

We conducted our audit of the financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Miami, Florida

March 25, 2022

vitaCare Prescription Services, Inc.

Balance Sheet

As of
December 31, 2021
Assets:
Current assets:
Accounts receivable	$156,612
Prepaid license fees	15,867
Total current assets	172,479
Fixed assets, net	156,628
Intangible assets, net	36,366
Total assets	$365,473
Liabilities and stockholder's deficit:
Current liabilities:
Accounts payable	$662,486
Accrued compensation costs	1,384,320
Other accrued expenses	52,000
Total current liabilities and total liabilities	2,098,806
Commitments and contingencies (Note 5)
Stockholder's deficit:
Common stock, par value $0.01; 1,000 shares authorized, issued and outstanding as of December 31, 2021 and 2020	10
Additional paid-in-capital	50,187,968
Accumulated deficit	(51,921,311)
Total stockholder's deficit	(1,733,333)
Total liabilities and stockholder's deficit	$365,473

See notes to the financial statements

vitaCare Prescription Services, Inc.

Statement of Operations

Year ended
December 31, 2021
Service revenue, net	$875,037
Operating expenses:
Compensation and benefits	17,256,192
Contract labor	2,672,197
Software	949,516
Rent	575,576
Depreciation	115,473
Other direct expenses	688,668
Corporate expense allocations from Seller	1,256,241
Total operating expenses	23,513,863
Loss from operations	(22,638,826)
Interest expense allocation from Seller	(2,365,756)
Loss before income taxes	(25,004,582)
Provision for income taxes	—
Net loss	$(25,004,582)

See notes to the financial statements

vitaCare Prescription Services, Inc.

Statement of Stockholder’s (Deficit) Equity

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2021	1,000	$10	$26,934,364	$(26,916,729)	$17,645
Share-based compensation costs from stockholder	—	—	1,420,103	—	1,420,103
Net funds provided by stockholder	—	—	21,833,501	—	21,833,501
Net loss	—	—	—	(25,004,582)	(25,004,582)
Balance, December 31, 2021	1,000	$10	$50,187,968	$(51,921,311)	$(1,733,333)

See notes to the financial statements

vitaCare Prescription Services, Inc.

Statement of Cash Flows

Year ended
December 31, 2021
Cash flows from operating activities:
Net loss	$(25,004,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	115,473
Share-based payment compensation costs from stockholder	1,420,103
Changes in operating assets and liabilities:
Accounts receivable	78,264
Prepaid and other current assets	(15,867)
Accounts payable	648,810
Accrued expenses	932,350
Total adjustments	3,179,133
Net cash used in operating activities	(21,825,449)
Cash flows from investing activities:
Payment for patents and trademarks	(7,536)
Purchase of fixed assets	(516)
Net cash used in investing activities	(8,052)
Cash flows from financing activities:
Net funds provided by stockholder	21,833,501
Net cash provided by financing activities	21,833,501
Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—

See notes to the financial statements

vitaCare Prescription Services, Inc.

Notes to Financial Statements

1. Business, basis of presentation, new accounting standards and summary of significant accounting policies

General

vitaCare Prescriptions Services, Inc., (the “Company”, “VPS”, “we”, or “our”), a Florida corporation, is a technology and service platform that disrupts the current supply chain and branded prescription fulfillment process, leveraging control to drive simplicity, transparency, and efficiency. VPS provides a complete suite of pharmaceutical commercialization support services for pharmaceutical companies related to prescription fulfillment, market access and patient support by assisting patients in obtaining easy and convenient access to their prescriptions for products at a pharmacy of their choice, including via home delivery pharmacy options.

VPS is a wholly owned subsidiary of TherapeuticsMD, Inc. (“TherapeuticsMD” or “Seller”), a Nevada corporation, with its principal executive offices at 951 Yamato Road, Suite 220, Boca Raton, Florida 33431. Seller’s shares are listed on the Nasdaq Global Select Market of the Nasdaq Stock Market LLC under the symbol “TXMD.”

COVID-19

VPS continues to be subject to risks and uncertainties in connection with the COVID-19 pandemic. The extent of the future impact of the COVID-19 pandemic on our business continues to be highly uncertain and difficult to predict. The ultimate global recovery from the pandemic will be dependent on, among other things, actions taken by governments and businesses to contain and combat the virus, including any variant strains, the speed and effectiveness of vaccine production and global distribution, as well as how quickly, and to what extent, normal economic and operating conditions can resume on a sustainable basis globally.

Since the early phase of the COVID-19 pandemic, we have been using substantial virtual options to ensure business continuity. The full impact of the COVID-19 pandemic continues to evolve. However, we remain committed to the execution of the Company’s corporate goals, despite the ongoing COVID-19 pandemic. As of the date of issuance of these financial statements, the future extent to which the COVID-19 pandemic may continue to materially impact our financial condition, liquidity, or results of operations remains uncertain. We are continuing to assess the effect of the COVID-19 pandemic on our operations by monitoring the spread of COVID-19 and the various actions implemented to combat the pandemic throughout the world. Even after the COVID-19 pandemic has subsided, VPS may continue to experience adverse impacts to its business as a result of any economic recession or depression that has occurred or may occur in the future.

While management currently believes that our COVID-19 contingency plan has the ability to mitigate many of the negative effects of the COVID-19 pandemic on our business, the severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic, the duration of “social distancing” orders, increases in unemployment, which could reduce access to commercial health insurance for the patients of Seller and our third party customers, thus limiting payer coverage for their products, and the impact of the pandemic on the global supply chain, all of which remain uncertain. Our future results of operations and liquidity could be materially adversely affected by delays in payments of outstanding receivable amounts beyond normal payment terms, supply chain disruptions, uncertain demand, and the impact of any initiatives or programs that we may undertake to address financial and operations challenges that we may face.

Going Concern

VPS has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue at least through the foreseeable future. VPS had negative working capital as of December 31, 2021, and VPS’s operations are funded entirely by Seller, which is also its sole stockholder. In addition, as further discussed in Note 5, VPS is a guarantor to a Financing Agreement which has been entered into by the Seller. The Financing Agreement matures on June 1, 2022, and neither the Seller nor VPS currently have sufficient liquidity to pay the amounts due under the Financing Agreement at maturity. These factors raise substantial doubt about VPS’s ability to operate as a going concern as a stand-alone business.

In March 2022, TherapeuticsMD entered into a definitive agreement with GoodRx, Inc. (“GoodRx”) to sell VPS to GoodRx. See Note 8 for additional details on this transaction. Upon the closing of the anticipated transaction, the funding requirements of VPS will need to be satisfied by GoodRx. Furthermore, there is uncertainty as to if VPS will be able to operate at a profitable level in the future given the competitive environment in which it operates. These factors could have a materially adverse effect on our Company. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and the classification of liabilities that might be necessary from the outcome of this uncertainty.

A. Basis of presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The financial statements include allocations for certain corporate expenses incurred by Seller on behalf of the Company. For further information, see Corporate expense allocations below. Management believes the assumptions underlying the financial statements of VPS are reasonable; however, the Company’s financial position as of December 31, 2021, and its results of operations and cash flows for the year ended December 31, 2021 may have been materially different if it was operated as a stand-alone entity. VPS is dependent upon Seller for all of its working capital and financing requirements. Our working capital and financing arrangements with the Seller are not supported by written agreements, have never been cash settled in the past, and are expected to be forgiven, accordingly, the transfers of financial resources between Seller and VPS are reflected as additional paid-in capital on the accompanying balance sheet in lieu of cash and intercompany debt.

B. Estimates and assumptions

The preparation of financial statements in conformity to U.S. GAAP requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We evaluate our estimated assumptions based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ, at times in material amounts, from these estimates under different assumptions or conditions

C. Accounts receivable, allowance for doubtful accounts and concentration of significant customers

Accounts receivable are customer obligations due under normal trade terms and are measured at amortized cost. The Company extends credit on an unsecured basis to most of our customers based on an evaluation of a customer’s financial condition, and collateral is not required.

We review accounts receivable for uncollectible and delinquent accounts and credit card chargebacks, and we provide an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, reasonable supportable forecasts, and existing economic conditions, and we record an allowance that presents the net amount expected to be collected. We write off uncollectible and delinquent receivables against our allowance for doubtful accounts based on individual credit evaluations, the results of collection efforts, and specific circumstances of customers. We record recoveries of accounts previously written off when received as an increase in the allowance for doubtful accounts. To the extent data we use to calculate these estimates does not accurately reflect bad debts, adjustments to these reserves may be required. Our exposure to credit losses may increase if our customers are adversely affected by changes in healthcare laws, coverage, and reimbursement, economic pressures or uncertainty associated with local or global economic recessions, disruption associated with the current COVID-19 pandemic, or other customer-specific factors. Although we have historically not experienced significant credit losses, it is possible that there could be a material adverse impact from potential adjustments of the carrying amount of trade receivables in the future.

As of December 31, 2021, the Company’s accounts receivable concentration of credit risk is made up of two customers who accounted for 55% and 25% of the total accounts receivable. In the aggregate, these two customers accounted for 81% of total accounts receivable as of December 31, 2021.

For 2021, we had four customers who accounted for 12%, 16%, 28% and 32% of total net revenue. In the aggregate, these four customers accounted for 89% of total net revenue for 2021.

D. Fair Value Measurements

Fair value is the price to sell an asset or transfer a liability and therefore represents an exit price in the principal market (or in the absence of a principal market, the most advantageous market). It represents a market-based measurement that contemplates a hypothetical transaction between market participants at the measurement date.

The unique characteristics of an asset or liability and the availability of observable prices affect the number of valuation approaches and/or techniques used in a fair value analysis. We measure fair value using observable and unobservable inputs. We give the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs).

We apply the following fair value hierarchy:

•
Level 1 - Quoted prices (unadjusted) in active markets for identical assets and liabilities.
•
Level 2 - Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices; and inputs that are not directly observable but are corroborated by observable market data.
•
Level 3 - Inputs that are unobservable.

The carrying amount of accounts receivable, accounts payable and accrued expenses approximate their fair value because of the short-term maturity of such instruments, which are considered Level 1 under the fair value hierarchy.

E. Fixed assets

Fixed assets are carried at cost less accumulated depreciation and amortization. We charge maintenance costs, which do not significantly extend the useful lives of the respective assets, and repair costs to operating expenses as incurred. We compute depreciation using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are depreciated over the shorter of their useful life or the term of the lease. Long-lived assets held and used by us, including fixed assets, are assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

F. Intangible assets

We record intangible assets at cost, which includes external costs, consisting primary of legal costs, incurred in securing our patents and trademarks. Intangible assets subject to amortization, such as patents, will be amortized over the useful life of the patent using the straight-line method, once granted. If the patent is not granted, we write-off any capitalized patent costs at that time. Intangible assets not subject to amortization, such as trademarks, are perpetual and have indefinite lives.

We review intangible assets subject to amortization on a periodic basis to determine whether events and circumstances would indicate impairment or warrant a revision to their remaining useful lives. We assess intangible assets not subject to amortization for potential impairment at least annually during the fourth quarter of each year, or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the intangible assets below their carrying value.

G. Segment reporting

We manage and operate as one business, and our business operations are managed by a single executive leadership team, which is led by our chief executive officer. We do not operate separate lines of business with respect to any of our services, and we do not prepare discrete financial information with respect to separate services. Additionally, all service revenue is derived within the United States. Accordingly, we view our business as one reportable operating segment with one geographic location.

H. Revenue recognition

We determine the amount of revenue to be recognized through application of the following steps:

•
Identification of the contract with a customer;
•
Identification of the performance obligations in the contract;
•
Determination of the transaction price;

•
Allocation of the transaction price to the performance obligations in the contract; and
•
Recognition of revenue when or as we satisfy the performance obligations.

Our revenue is primarily derived from prescription transaction fees generated when pharmacies fill prescriptions for products sold by our customers. We also generate other revenue from manufacturer solutions. All of our revenue is generated through contracts with our third-party customers. A performance obligation is a promise in a contract to transfer a service to a customer. A service is considered to be transferred when the customer receives the service. We generally recognized revenue as the promised services under the terms of a contract are performed in an amount that reflects the consideration we expect to receive in exchange for those services. Typically, we are entitled to a fixed fee per prescription for each of our customers’ patients assisted by us. The collectability of consideration on the contract is reasonably assured before revenue is recognized. To the extent that customer payment has been received before all recognition criteria are met, these revenues are initially deferred in other accruals on the balance sheet and the revenue is recognized in the period that all recognition criteria have been met.

Since inception, VPS has not recognized any service revenue related to services provided to our stockholder since there was no existing contract between VPS and our stockholder.

I. Corporate expense allocations

In addition to operating VPS, Seller is a women’s healthcare company with a mission of creating and commercializing innovative products to support the lifespan of women from pregnancy prevention through menopause. TherapeuticsMD solutions range from a patient-controlled, long-lasting contraceptive to advanced hormone therapy pharmaceutical products, and Seller has a portfolio of branded and generic prescription prenatal vitamins.

Seller uses separate departments for VPS direct expenses, which include, but are not limited to, compensation and related benefits, contract labor, rent, depreciation. Seller’s corporate expenses for shared services related to legal, accounting and finance, and human resources as well as insurance and interest were allocated to VPS. The costs associated with these services and support functions have been allocated to VPS using methodologies established by Seller’s management and considered to be a reasonable reflection of the utilization of services needed to operate VPS. Certain synergies would be lost if TherapeuticsMD and VPS were separated.

While VPS’s operations are conducted in office suites which are segregated from the other operations of Seller, these offices are leased from third party in the name of Seller. See Note 5 for additional information.

The financial information included herein may not reflect the financial position, the results of operations and cash flows of VPS in the future or had VPS been a separate, stand-alone entity during the periods presented.

J. Share-based payment awards

Seller accounts for share-based payment awards on a fair value basis of the equity instrument issued. Under fair value accounting, the grant-date fair value of the share-based payment award is amortized as compensation expense, on a straight-line basis, over the service period (generally, the vesting period) for both graded and cliff vesting awards. Seller has elected to account for forfeitures as they occur. These financial statements include the share-based payment compensation costs of Seller share-based payment awards granted to VPS employees.

K. Income taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and income tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recorded as a component of the income tax provision in the period that includes the enactment date.

Regular assessments are made on the likelihood that our deferred tax assets will be recovered from our future taxable income. Our evaluation is based on estimates, assumptions, and includes an analysis of available positive and negative evidence, giving weight based on the evidence’s relative objectivity. Sources of positive evidence include estimates of future taxable income, future reversal of existing taxable temporary differences, taxable income in carryback years, and available tax planning strategies. Sources of negative evidence include current and cumulative losses in recent years, losses expected in early future years, any history of operating losses or tax credit carryforwards expiring unused, and unsettled circumstances that, if unfavorably resolved, would adversely affect future profit levels.

The remaining carrying value of our deferred tax assets, after recording the valuation allowance on our deferred tax assets, is based on our present belief that it is more likely than not that we will be able to generate sufficient future taxable income to utilize such deferred tax assets. The amount of the remaining deferred tax assets considered recoverable could be adjusted if our estimates of future taxable income during the carryforward period change favorably or unfavorably. To the extent we believe that it is more likely than not that some or all of the remaining deferred tax assets will not be realized, we must establish a valuation allowance against those deferred tax assets, resulting in additional income tax expense in the period such determination is made. To the extent a valuation allowance currently exists, we will continue to monitor all positive and negative evidence until we believe it is more likely than not that it is no longer necessary, resulting in an income tax benefit in the period such determination is made.

Our policy is to recognize both interest and penalties related to uncertain tax positions as part of the income tax provision. Significant judgment is required in evaluating our tax positions, and in determining our provisions for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We establish reserves when, despite our belief that the income tax return positions are fully supportable, certain positions are likely to be challenged and we may ultimately not prevail in defending those positions.

2. Fixed assets

The Company’s fixed assets, net consisted of the following:

As of
December 31, 2021
Furniture and fixtures	$156,445
Computer and office equipment	269,963
Leasehold improvements	30,900
Fixed assets	457,308
Less: accumulated depreciation and amortization	300,680
Fixed assets, net	$156,628

We recorded depreciation expense of $115,473 for 2021.

3. Intangible assets

The following provides information about the Company’s intangible assets:

	As of December 31, 2021
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Intangible assets subject to amortization:
Patents applied and pending approval	$23,831	$—	$23,831
Intangible assets not subject to amortization:
Trademarks/trade name rights applied and pending approval	12,535	—	12,535
Intangible assets, net	$36,366	$—	$36,366

4. Related party transactions

Corporate expense allocations

VPS is a wholly owned subsidiary of Seller; therefore corporate expenses for shared services related to legal, accounting and finance, and human resources as well as insurance and interest were allocated to VPS as discussed in Note 1 under corporate expense allocations.

Cash Management and Treasury

As a wholly-owned subsidiary of Seller, VPS participates in Seller’s centralized cash management and treasury programs. Accordingly, Seller makes all cash disbursements on behalf of VPS and receives all cash from VPS’s customers. These working capital and financing arrangements with Seller are not supported by written agreements, have never been cash settled in the past, and are expected to be forgiven. Accordingly, the transfers of financial resources between Seller and VPS are reflected as additional paid-in capital on the accompanying balance sheet in lieu of cash and intercompany debt.

Prescription Services

VPS provides prescription fulfillment services to the Seller. As discussed in Note 1, VPS does not recognize revenue related to these services.

5. Commitments and contingencies

Operating leases

VPS’s corporate offices in Boca Raton are operating leases leased from a third party in the name of Seller. Upon the closing of the anticipated transaction (see Note 8), subject to the operating leases’ landlord approval, Seller will sublet the offices that VPS occupies to VPS. These leases expire in July 2030, and rental lease expense was $575,576 for 2021. As of December 31, 2021, remaining lease payments, excluding common area maintenance (CAM) costs, were as follows:

Year ending December 31,
2022	$315,712
2023	323,601
2024	331,707
2025	340,010
2026	348,493
Thereafter	1,321,842
Total	$2,981,364

Employment agreements

Seller has entered into employment agreements with certain of our executives that provide for compensation and certain other benefits. Under certain circumstances, including a change in control, some of these agreements provide for severance or other payments, if those circumstances occur during the term of the employment agreement. Upon the closing of the anticipated transaction (see Note 8), these employment agreements will be terminated by Seller.

Debt

VPS is a guarantor to a Financing Agreement by and among Seller as the borrower, Sixth Street Specialty Lending, Inc., as administrative agent (the “Administrative Agent”), various lenders from time-to-time party thereto, and certain of Seller subsidiaries party thereto from time to time as guarantors. As of December 31, 2021, Seller’s outstanding debt was $200,000,000. Borrowings under the Facility accrue interest at either (i) 3-month LIBOR plus 7.75%, subject to a LIBOR floor of 2.70% or (ii) the prime rate plus 6.75%, subject to a prime rate floor of 5.2% as selected by us. As of December 31, 2021, Seller interest rate was 10.45%. Interest on amounts borrowed under the Financing Agreement is due and payable quarterly in arrears. In addition, Seller is required to pay an annual administrative fee, and other fees and expense. The Financing Agreement contains customary restrictions and covenants applicable to Seller that are customary for financings of this type. The Seller was not in compliance with the covenant for the Seller to achieve certain minimum quarterly net product revenue requirements for the quarterly period ended December 31, 2021. In March 2022, the Seller, the Company, and other Seller subsidiaries that are also guarantors entered into Amendment No. 9 to the Financing Agreement pursuant to which, among other things, (i) the lenders waived various Seller breaches of the Financing Agreement, including breaches of the minimum cash covenant during the first quarter of 2022 and the minimum net revenue covenants for the fourth quarter of 2021; (ii) the Seller, the Company, the other subsidiary guarantors, and the lenders agreed to reduced minimum cash covenant and to the removal of the minimum net revenue covenant for the first quarter of 2022; (iii) the lenders waived the existing prepayment penalty under the Financing Agreement and the Seller, the Company, and the other subsidiary guarantors agreed to a paid in kind amendment fee of $30,000,000, which fee was added to the principal amount of the loans under the Financing Agreement, $16,000,000 of which fee is waivable in certain conditions; and (iv) the maturity date of the Financing Agreement was amended to June 1, 2022.

The Financing Agreement also includes other representations, warranties, indemnities, restrictions on the payment of dividends, and events of default that are customary for financings of this type, including an event of default relating to a change of control of Seller. Upon or after an event of default, the Administrative Agent and the lenders may declare all or a portion of the Seller’s obligations under the Financing Agreement to be immediately due and payable and exercise other rights and remedies provided for under the Financing Agreement. The obligations of the Seller and its subsidiaries guarantors, including the Company, under the Financing Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a first priority perfected security interest in all existing and after acquired assets of the Seller and its subsidiaries. The obligations under the Financing Agreement will be guaranteed by each of the Seller’s future direct and indirect subsidiaries, subject to certain exceptions. No amounts have been recorded in the accompanying December 31, 2021 balance sheet of the Company relative to the Company’s guarantee of the Seller’s performance under the terms of the Financing Agreement.

Legal Proceedings

From time to time, the Company is involved in litigations and proceedings in the ordinary course of business. The Company is currently not involved in any litigations and proceedings that it believes would have a material effect on its financial condition, results of operations, or cash flows.

6. Share-based payment awards and employee benefit plan

Share-based payment awards

From time to time, Seller grants share-based payment awards in the form of Seller’s shares to VPS employees in order to attract key personnel to provide services to VPS and Seller, as well as to provide a means by which those key persons can acquire and maintain stock ownership in Seller, resulting in a strengthening of their commitment to our welfare and the welfare of Seller and subsidiaries, and promoting the mutuality of interests between participants and Seller’s stockholders. Based on share-based payment awards granted to VPS employees, VPS recognized share-based payment compensation costs of $1,420,103 for 2021.

Employee benefit plan

Seller maintains a voluntary defined contribution 401(k) plan covering all eligible employees as defined in the plan documents. The plan provides for discretionary matching contribution, which is equal to up to four percent of each eligible contributing participant’s elective deferral not to exceed two thousand per year. Employees who elect to participate in the plan are generally fully vested in any existing matching contribution after five years of service with the TherapeuticsMD and Subsidiaries. Contributions by Seller for the Company under the plan amounted to $119,761 for 2021.

7. Income taxes

As is a wholly owned subsidiary of TherapeuticsMD, the Company’s U.S. taxable income is included in the consolidated U.S. federal income tax return of TherapeuticsMD and Subsidiaries as well as in returns filed by Seller consolidated group with certain state and local taxing jurisdictions. The income tax liability has been computed and presented herein under the “separate return method,” as if the Company were a separate tax paying entity, as modified by the benefits-for-loss approach. As such, the operating losses and other tax attributes are characterized as utilized when those attributes have been utilized by other members of Seller consolidated group. The benefits-for-loss approach does not have an impact on income tax expense. Additionally, a calculation has not been performed with respect to the benefit received for the use of tax attributes by the remainder of the members within Seller consolidated group since the above mentioned method is used herein.

The Company’s loss before income taxes is as follows:

Year ended
December 31, 2021
United States	$(25,004,582)

There was no current or deferred provision for income taxes for 2021.

A reconciliation between taxes computed at the federal statutory rate and the effective tax rate is as follows:

Year ended
December 31, 2021
Federal statutory tax rate	21.0%
State tax rate, net of federal tax benefit	4.5%
Adjustment in valuation allowances	(25.5%)
Provision (benefit) for income taxes	0.0%

The components of the net deferred income tax asset as of December 31, 2021 are as follows:

As of
December 31, 2021
Deferred income tax assets:
Net operating losses	$13,239,934
Valuation allowance	(13,239,934)
Deferred income tax assets	$—

As of December 31, 2021, the Seller had a federal net operating loss (“NOL”) carryforward of $885,071,027, which is available to offset future taxable income. Of the total NOL, $338,775,332 can be carried forward for 20 years and will begin to expire in 2031. The remaining $546,295,695 can be carried forward indefinitely. In the event of future income, the NOL deduction arising from NOL generated in taxable years beginning in 2021 will be limited to 80% of the excess taxable income. Seller believes that it is more likely than not that Seller consolidated group will not generate sufficient future taxable income to realize the tax benefits related to the deferred tax assets on Seller’s balance sheet and as such, a valuation allowance has been established against the deferred tax assets as of December 31, 2021.

If the proposed transaction discussed in Note 8 is consummated, it is expected that all of the federal and state net operating loss carryforwards and all the federal tax credit carryforwards discussed in the preceding paragraph would remain for the benefit of TherapeuticsMD and Subsidiaries.

Since the Company’s Seller consolidated group’s first year of operations in 2011, Seller consolidated group generated net operating losses, and Seller’s consolidated group’s U.S. federal and state tax returns remain open to examination.

As of December 31, 2021, Seller consolidated group had no tax positions relating to open tax returns that were considered to be uncertain.

As of December 31, 2021, Seller consolidated group had no unrecognized tax benefits.

8. Sale of the Company

On March 6, 2022, Seller entered into a stock purchase agreement (the “Purchase Agreement”) with GoodRx, which provides for the sale of all of the issued and outstanding capital stock of VPS to GoodRx (the “Divestiture”). Under the terms of the Purchase Agreement, upon the closing of the Divestiture (the “Closing”), Seller will receive a cash payment of $150,000,000, subject to adjustment as provided in the Purchase Agreement and customary holdbacks. In addition, Seller may receive up to an additional of $7,000,000 in earn-out consideration (the “Earnout”), contingent upon VPS’s financial performance through 2023 as determined in accordance with the terms of the Purchase Agreement. The Earnout will be earned in two equal tranches of $3,500,000 each, based on VPS’s revenue for 2022 and 2023.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities of the parties thereto. In addition, the Purchase Agreement provides that at the Closing: (i) Seller will enter into a long-term services agreement with VPS to continue utilization of the VPS platform with respect to Seller’s products; (ii) Seller and VPS will enter into a transition services agreement for Seller to provide certain transition services to VPS for up to 12 months following the Closing; and (iii) certain employees of Seller and/or VPS will enter into employment agreements with GoodRx.

The Divestiture is expected to close in the second quarter of 2022, subject to the satisfaction or waiver of certain customary conditions, including the receipt of certain regulatory approvals.

9. Subsequent Events

The Company evaluated its December 31, 2021 financial statements for subsequent events through March 25, 2022, the date the financial statements were available to be issued. No subsequent events requiring accrual or disclosure were noted, other than as disclosed herein.